    As filed with the Securities and Exchange Commission on April 7, 2000.
                                                     Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                ---------------
                      INTERTRUST TECHNOLOGIES CORPORATION
              (Exact Name of Registrant as Specified in its Charter)

             Delaware                            7371                          52-1672106
 (State or Other Jurisdiction of     (Primary Standard Industrial           (I.R.S Employer
  Incorporation or Organization)     Classification Code Number)         Identification Number)

                4750 Patrick Henry Drive, Santa Clara, CA 95054
                                (408) 855-0100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                                 Victor Shear
               Chief Executive Officer and Chairman of the Board
                      InterTrust Technologies Corporation
                4750 Patrick Henry Drive, Santa Clara, CA 95054
                                (408) 855-0100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                  Copies to:

         Robert V. Gunderson, Jr., Esq.                     Laird H. Simons III, Esq.
              Bennett L. Yee, Esq.                        Katherine Tallman Schuda, Esq.
         William E. Growney, Jr., Esq.                       Pamela A. Sergeeff, Esq.
            Margaret E. Paige, Esq.                             Fenwick & West LLP
            Gunderson Dettmer Stough                           Two Palo Alto Square
      Villeneuve Franklin & Hachigian, LLP                 Palo Alto, California 94306
             155 Constitution Drive                               (650) 494-0600
          Menlo Park, California 94025
                 (650) 321-2400

                                ---------------
       Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the effective date of this Registration
                                  Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-32484

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

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                     CALCULATION OF REGISTRATION FEE CHART
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
                                           Proposed       Proposed
 Title of Each Class of                    Maximum        Maximum      Amount of
    Securities to be      Amount to be  Offering Price   Aggregate    Registration
       Registered         Registered(1)   Per Share    Offering Price    Fee(2)
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
Common Stock, $0.001 par
 value per share.......      776,250        $35.00      $27,168,750      $7,173

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(1) Includes 101,250 shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.
(2) 5,520,000 shares of common stock were registered under Securities Act Registration Statement No. 333-32484, whereby a filing fee of $44,899 was previously paid with such earlier registration statement.

                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

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

                           INCORPORATION BY REFERENCE

   The contents of the Registration Statement on Form S-1, as amended (File No. 333-32484) filed by InterTrust Technologies Corporation and declared effective April 6, 2000 are hereby incorporated by reference.

   The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on April 7, 2000), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours on April 7, 2000.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 6th day of April, 2000.

                                          Intertrust Technologies Corporation

                                                      /s/ Victor Shear
                                          By __________________________________
                                                        Victor Shear
                                                 Chairman of the Board and
                                                  Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----


           /s/ Victor Shear            Chairman of the Board and     April 6, 2000
______________________________________  Chief Executive Officer
             Victor Shear               (Principal Executive
                                        Officer)


       /s/ David C. Chance*            Executive Vice Chairman       April 6, 2000
______________________________________
           David C. Chance

      /s/ Erwin N. Lenowitz*           Vice Chairman of the          April 6, 2000
______________________________________  Board, Chief Financial
          Erwin N. Lenowitz             Officer (Principal
                                        Financial and Accounting
                                        Officer) and Secretary

       /s/ Edmund J. Fish*             Director, Executive Vice      April 6, 2000
______________________________________  President, and Chief
            Edmund J. Fish              Business Officer

        /s/ David Van Wie*             Director and Senior Vice      April 6, 2000
______________________________________  President of Research
            David Van Wie

      /s/ Bruce Fredrickson*           Director                      April 6, 2000
______________________________________
          Bruce Fredrickson

       /s/ Satish K. Gupta*            Director                      April 6, 2000
______________________________________
           Satish K. Gupta

          */s/ Victor Shear
______________________________________
           Attorney-in-Fact

                               INDEX TO EXHIBITS

 Exhibit
   No.                                Description
 -------                              -----------
 1.1*    Form of Underwriting Agreement.
 5.1     Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian,
         LLP.
 23.1    Consent of Ernst & Young LLP, independent auditors.
 23.2    Consent of Counsel. Reference is made to Exhibit 5.1.
 24.1*   Power of Attorney.

--------
* Incorporated by reference from Registration Statement on Form S-1, as amended, filed by the Registrant (Reg. No. 333-32484).